Ex 10.33




                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                              TRIDENT III ESC, L.P.

                 (A Cayman Islands Exempted Limited Partnership)

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LIMITED PARTNER INTERESTS IN TRIDENT III ESC, L.P. ARE SUBJECT TO RESTRICTIONS
ON TRANSFERABILITY. THEY MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF THE GENERAL PARTNER OF TRIDENT III ESC, L.P. AND EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL OTHER APPLICABLE LAWS. INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN TRIDENT III ESC, L.P. FOR AN INDEFINITE PERIOD OF TIME.

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


                                TABLE OF CONTENTS

SECTION                                                                                               PAGE
-------                                                                                               ----

SECTION 1         ORGANIZATION, ETC......................................................................1
1.1      Amendment and Restatement of the Initial Agreement; Admission of Limited Partners...............1
1.2      Name and Offices................................................................................1
1.3      Purposes........................................................................................2
1.4      Term............................................................................................2
1.5      Fiscal Year.....................................................................................2
1.6      Partnership Powers..............................................................................2

SECTION 2         THE GENERAL PARTNER....................................................................3
2.1      Management......................................................................................3
2.2      Limitations on the General Partner..............................................................4
2.3      Reliance by Third Parties.......................................................................4
2.4      Fees and Expenses...............................................................................4
2.5      Conflicts of Interest...........................................................................5
2.6      Liability of the General Partner and the Manager................................................6

SECTION 3         LIMITED PARTNERS.......................................................................7
3.1      Eligibility.....................................................................................7
3.2      No Participation in Management, etc.............................................................7
3.3      Limitation of Liability.........................................................................7
3.4      No Priority, etc................................................................................7
3.5      Further Actions of the Limited Partners.........................................................7

SECTION 4         INVESTMENTS............................................................................8
4.1      Investments in Portfolio Companies..............................................................8
4.2      Special Investment Vehicle; Blocker Structures..................................................8
4.3      Temporary Investments...........................................................................9

SECTION 5         CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS..........................................9
5.1      Capital Contributions and Capital Commitments of the Partners...................................9
5.2      Defaulting Partner.............................................................................10
5.3      Further Actions................................................................................11
5.4      Excused Investments............................................................................11

SECTION 6         CAPITAL ACCOUNTS; DISTRIBUTIONS.......................................................11
6.1      Capital Accounts...............................................................................11
6.2      Adjustments to Capital Accounts................................................................11
6.3      Distributions..................................................................................11
6.4      Overriding Provision...........................................................................11
6.5      Distributions in Kind..........................................................................12
6.6      Negative Capital Accounts......................................................................12
6.7      No Withdrawal of Capital.......................................................................12
6.8      Allocations....................................................................................12
6.9      Tax Matters....................................................................................12
6.10     Withholding Taxes..............................................................................13

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                               PAGE
-------                                                                                               ----

6.11     Final Distribution.............................................................................15

SECTION 7         THE MANAGER...........................................................................15

SECTION 8         BANKING, CUSTODY OF SECURITIES, ACCOUNTING, BOOKS AND RECORDS, ADMINISTRATIVE
                  SERVICES .............................................................................15
8.1      Banking; Custody of Securities.................................................................15
8.2      Maintenance of Books and Records; Access.......................................................16
8.3      Partnership Tax Returns........................................................................16

SECTION 9         REPORTS TO PARTNERS, ANNUAL MEETING, VALUATIONS.......................................16
9.1      Independent Auditors...........................................................................16
9.2      Partnership Reports to Limited Partners........................................................17
9.3      United States Federal Income Tax Information...................................................17
9.4      Annual Meeting.................................................................................17
9.5      Valuation......................................................................................17

SECTION 10        INDEMNIFICATION.......................................................................18
10.1     Indemnification of Covered Persons.............................................................18
10.2     Expenses, etc..................................................................................19
10.3     Notices of Claims, etc.........................................................................19
10.4     No Waiver......................................................................................20
10.5     Covered Persons May Rely and Enforce...........................................................20

SECTION 11        TRANSFERS, REdemptions AND WITHDRAWALS................................................20
11.1     General Restrictions on Transfers and Withdrawals; Material Adverse Effects; Regulatory
         Redemptions....................................................................................20
11.2     Additional Limited Partners....................................................................21
11.3     Multi-Fund and Multi-Vehicle Adjustments.......................................................23
11.4     Effect of Termination of Employment............................................................24
11.5     Transfer or Withdrawal by the General Partner..................................................25

SECTION 12        DEATH, INCOMPETENCY OR BANKRUPTCY OR DISSOLUTION OF PARTNERS..........................26
12.1     Bankruptcy or Dissolution of the General Partner...............................................26
12.2     Death, Incompetence, Bankruptcy, Dissolution or Withdrawal of a Limited Partner................26

SECTION 13        DISSOLUTION AND TERMINATION OF PARTNERSHIP............................................26
13.1     Dissolution....................................................................................26
13.2     Distribution Upon Dissolution..................................................................27
13.3     Distributions in Cash or in Kind...............................................................28
13.4     Time for Liquidation, etc......................................................................28

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                               PAGE
-------                                                                                               ----

13.5     General Partner and Members of MMC Not Personally Liable for Return of Capital Contributions...28
13.6     Reorganization of the Partnership..............................................................29

SECTION 14        DEFINITIONS...........................................................................31

SECTION 15        AMENDMENTS............................................................................37

SECTION 16        MISCELLANEOUS PROVISIONS..............................................................37
16.1     Notices........................................................................................37
16.2     Counterparts...................................................................................38
16.3     Table of Contents and Headings.................................................................38
16.4     Successors and Assigns.........................................................................38
16.5     Severability...................................................................................38
16.6     Non-Waiver.....................................................................................38
16.7     Applicable Law (Submission to Jurisdiction)....................................................39
16.8     Confidentiality................................................................................39
16.9     Survival of Certain Provisions.................................................................39
16.10    Waiver of Partition............................................................................40
16.11    Currency.......................................................................................40
16.12    Entire Agreement...............................................................................40

         This Amended and Restated Limited Partnership Agreement (as from time to time amended, restated, supplemented or otherwise modified, this "AGREEMENT") of TRIDENT III ESC, L.P., a Cayman Islands exempted limited partnership (the "PARTNERSHIP"), is made and entered into on December 12, 2003 for the purpose of amending and restating the initial Limited Partnership Agreement of the Partnership, dated __________ __, 2003 (the "INITIAL AGREEMENT"). Capitalized terms used herein without definition have the meanings specified in Section 14.

                                   SECTION 1

                               ORGANIZATION, ETC.

         1.1 AMENDMENT AND RESTATEMENT OF THE INITIAL AGREEMENT; ADMISSION OF LIMITED PARTNERS. The General Partner, the Initial Limited Partner and the Persons listed in the records of the Partnership as limited partners of the Partnership (such Persons, in their capacities as limited partners of the Partnership, the "LIMITED PARTNERS" and, together with the General Partner, the "PARTNERS", both such terms to include any Person hereafter admitted as a Partner in accordance with the terms hereof, and to exclude any Person that ceases to be a Partner in accordance with the terms hereof), hereby amend and restate the Initial Agreement in its entirety by deleting it and replacing it with this Agreement. A Person shall be admitted as a limited partner of the Partnership at the time that this Agreement and a Subscription Agreement are executed by or on behalf of such Person and accepted by the General Partner. Any such admission shall be listed by the General Partner in the register of partnership interests of the Partnership maintained at its registered office. Upon the admission of the first Limited Partner to the Partnership, the Initial Limited Partner shall cease to be a partner of the Partnership and the Partnership shall return the original capital contribution made by the Initial Limited Partner, who shall have no further rights or claims against, or obligations as a partner of, the Partnership.

         1.2 NAME AND OFFICES. The name of the Partnership is Trident III ESC, L.P. The Partnership shall have its registered office in the Cayman Islands at the offices of Walkers SPV Limited, Walkers House, Mary Street, P.O. Box 908 GT, George Town, Grand Cayman, Cayman Islands, at which shall be kept the records required to be maintained under the Partnership Law, at which the service of process on the Partnership may be made and to which all notices and communications may be addressed. The General Partner may designate from time to time another office in the Cayman Islands as the Partnership's registered office. The General Partner may from time to time maintain one or more other offices within or without the United States. The Partnership may from time to time have such other office or offices within or without the Cayman Islands as may be designated by the General Partner.

         1.3 PURPOSES. Subject to the other provisions of this Agreement, the purposes and business of the Partnership are to co-invest (and, in connection with such co-investments, to acquire, hold, manage and Transfer Securities) with Trident III, L.P., a Cayman Islands exempted limited partnership (the "INSTITUTIONAL FUND", and, together with any other investment funds and separate accounts organized and/or managed by MMC or its Affiliates and authorized to co-invest with the Institutional Fund, the "PARALLEL FUNDS"), and to engage in such other activities as the General Partner deems necessary, advisable, convenient or incidental thereto, to engage in any business which may lawfully be conducted by a limited partnership formed pursuant to the Partnership Law, and to carry on any activities relating thereto or arising therefrom, including anything incidental, ancillary or necessary to the foregoing, PROVIDED that the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of the activities of the Partnership exterior to the Cayman Islands.

         1.4 TERM. The term of the Partnership commenced on the date set forth in the statement (as it may be amended from time to time, the "STATEMENT") effecting its registration as an exempted limited partnership pursuant to
Section 9 of the Partnership Law and shall continue, unless the Partnership is sooner dissolved, until the end of the term of the Institutional Fund, including as such term is extended pursuant to the Institutional Fund Agreement (such term of the Partnership, as so extended, being referred to as the "TERM"), PROVIDED, that the General Partner in its sole discretion may extend such Term Notwithstanding the expiration of the Term, the Partnership shall continue until notice of dissolution of the Partnership is filed in accordance with Section
13.4 and in the manner provided in the Partnership Law.

         1.5 FISCAL YEAR. The Fiscal Year of the Partnership shall end on the 31st day of December in each year. The Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

         1.6 PARTNERSHIP POWERS. In furtherance of the purposes specified in
Section 1.3 and without limiting the generality of Section 2.1, the Partnership and the General Partner, acting on behalf of the Partnership or on its own behalf and in its own name, as appropriate, shall be empowered to do or cause to be done any and all acts deemed by the General Partner, in its sole discretion, to be necessary, advisable, appropriate, proper, convenient or incidental to or for the furtherance of the purposes of the Partnership including, without limitation, the power and authority:

                  (a) to acquire, hold, manage and Transfer Securities or any other investments made or other property or assets held by the Partnership;

                  (b) to establish, have, maintain or close one or more offices within or without the Cayman Islands and in connection therewith to rent or acquire office space and to engage personnel;

                  (c) to open, maintain and close bank and brokerage (including, without limitation, margin) accounts, including, without limitation, to draw checks or other orders for the payment of moneys, to exchange U.S. dollars held by the Partnership into non-U.S. currencies and vice versa, to enter into currency forward and futures contracts, to hedge Portfolio Investments, and to invest such funds as are temporarily not otherwise required for Partnership purposes in Temporary Investments;

                  (d) to bring, defend, settle and dispose of actions, Proceedings at law or in equity or before any Governmental Authority;

                  (e) to retain and remove consultants, custodians, attorneys, placement agents, accountants, actuaries and such other agents and employees of the Partnership as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;

                  (f) to retain the Manager as contemplated by Section 7 to render investment advisory and managerial services to the Partnership;

                  (g) to execute, deliver and perform its obligations under the Subscription Agreements and any agreements to induce any Person to purchase limited partner interests in the Partnership, without any further act, approval or vote of any Partner;

                  (h) to make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the sole discretion of the General Partner, be necessary, appropriate, desirable or convenient for the acquisition, holding or disposition of Securities for the Partnership;

                  (i) to enter into, deliver, perform and carry out contracts and agreements of every kind necessary or incidental to the offer and sale of limited partner interests in the Partnership, to the acquisition, holding and Transfer of Securities, or otherwise, to the accomplishment of the Partnership's purposes, and to take or omit to take such other action in connection with such offer and sale, with such acquisition, holding or Transfer, or with the business of the Partnership as may be necessary, desirable or convenient to further the purposes of the Partnership;

                  (j) to borrow money and to issue guarantees; and

                  (k) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership's business.

                                   SECTION 2

                               THE GENERAL PARTNER

         2.1 MANAGEMENT. The management, control and operation of and the determination of policy with respect to the Partnership and its affairs shall be vested exclusively in the General Partner (acting directly or through its duly appointed agents), which is hereby authorized and empowered on behalf and in the name of the Partnership, subject to Section 2.2 and the other terms of this Agreement, to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, convenient or incidental thereto. The General Partner may exercise on behalf of the Partnership, and may delegate to the Manager, all of the powers set forth in
Section 1.6, PROVIDED, that the management and the conduct of the activities of the Partnership shall remain the sole responsibility of the General Partner and all decisions relating to the selection and disposition of the Partnership's investments shall be made exclusively by the General Partner in accordance with this Agreement. The General Partner is hereby authorized to appoint a successor general partner.

         2.2 LIMITATIONS ON THE GENERAL PARTNER. The General Partner shall not:

                  (a) do any act in contravention of any applicable law or regulation, or any provision of this Agreement or of the Statement;

                  (b) possess Partnership property for other than a Partnership purpose;

                  (c) admit any Person as a general partner of the Partnership except as permitted by this Agreement and the Partnership Law;

                  (d) admit any Person as a Limited Partner except as permitted by this Agreement and the Partnership Law;

                  (e) Transfer its interest in the Partnership except as permitted by this Agreement and the Partnership Law; or

                  (f) permit the registration or listing of interests in the Partnership on an "established securities market," as such term is used in Treasury Regulations section 1.7704-1.

         2.3 RELIANCE BY THIRD PARTIES. In dealing with the General Partner and its duly appointed agents (including, without limitation, the Manager), no Person shall be required to inquire as to the General Partner's or any such agent's authority to bind the Partnership.

         2.4 FEES AND EXPENSES. (a) The Partnership shall not pay any management fee, carried interest or other similar fee or performance incentive to the General Partner, the Manager, MMC or any of their respective Affiliates.

                  (b) All expenses relating to the organization of the Partnership shall be paid by the Partnership and shall be allocated to all Partners in proportion to their Capital Commitments.

                  (c) The Partnership shall pay its PRO RATA share of actual out-of-pocket expenses of investigating potential investment opportunities and monitoring portfolio companies, such as travel, legal, auditing, consulting, accounting,



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

         actuarial and other professional fees or third-party expenses, in all cases to the extent not reimbursed by others. The Partnership shall pay all extraordinary expenses (such as litigation) and all costs and expenses relating to the Partnership's activities, including, but not limited to, legal, auditing, consulting, accounting, tax preparation, custodial fees and costs of reports to and meetings of the Partners.

         2.5 CONFLICTS OF INTEREST. (a) GENERAL. While the General Partner and the Manager intend to avoid situations involving conflicts of interest, each Limited Partner acknowledges that there may be situations in which the interests of the Partnership, with respect to a Portfolio Company or otherwise, may conflict with the interests of the General Partner, the Manager or their respective Affiliates. Each Limited Partner agrees that the activities of the General Partner, the Manager and their respective Affiliates specifically authorized by or described in this Agreement or the Memorandum may be engaged in by the General Partner, the Manager or any such Affiliate, as the case may be, and shall not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by any such Person to the Partnership or any Partner. On any issue involving an actual conflict of interest not provided for elsewhere in this Agreement, each of the General Partner and the Manager shall take such actions as are determined in good faith by the Manager or the General Partner, as the case may be, to be necessary or appropriate to ameliorate any such conflict of interest.

                  (b) OTHER FUNDS. MMC, the General Partner, the Manager and any of their respective Affiliates may organize, sponsor or manage private investment funds and separate accounts in addition to the Partnership (such funds and accounts, including any Parallel Funds, the "OTHER FUNDS"), including Other Funds having primary investment objectives and policies substantially the same as those of the Partnership. Investment opportunities suitable for the Partnership shall be allocated among the Partnership and the Other Funds by the general partner of the Institutional Fund. The agreements governing the Other Funds may include restrictions on activities of MMC or its Affiliates that would otherwise be permitted under this Section 2.5, or may subject such activities to conditions. The General Partner shall afford the Partnership the benefits of any such restrictions or conditions to the extent it deems appropriate.

                  (c) CERTAIN CONTRACTS. Subject to the other provisions of this Agreement, the General Partner or the Manager may cause the Partnership to enter into contracts and transactions with MMC or any of its Affiliates (including the Manager), PROVIDED that the General Partner shall have determined in good faith that the terms of any such contract or transaction are commercially reasonable to the Partnership.

                  (d) OTHER RESTRICTIONS. Notwithstanding any other provision of this Agreement, the Partnership's investment activities shall at all times be conducted in accordance with the conditions of any order under
         Section 6(b) of the Investment Company Act that is from time to time applicable to the Partnership. Each proposed transaction involving the Partnership otherwise prohibited by

         Section 17(a) or Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder (the "SECTION 17 TRANSACTIONS") shall be effected only if the General Partner makes such determinations as are required by any such order. The General Partner shall record and preserve a description of each Section 17 Transaction, its findings, the information or materials upon which its findings are based and the basis therefor. All such records shall be maintained for the life of the Partnership and at least two years thereafter. In connection with Section 17 Transactions, the General Partner shall adopt, and periodically review and update, procedures designed to ensure that reasonable inquiry is made, prior to the consummation of any such transaction, with respect to the possible involvement in the transaction of any affiliated person or promoter of the Partnership, or any affiliated person of such a person or promoter. In any case where purchases or sales are made from or to an entity affiliated with the Partnership by reason of a 5% or more investment in such entity by a director, officer or employee of MMC, such individual shall not participate in the General Partner's determination of whether or not to effect such purchase or sale.

         2.6 LIABILITY OF THE GENERAL PARTNER AND THE MANAGER. (a) Except as otherwise provided in the Partnership Law, the General Partner has the liabilities of a partner in a partnership without limited partners to (i) subject to the other provisions of this Agreement, the Partnership and the other Partners and (ii) Persons other than the Partnership and the other Partners. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by any such Covered Person in good faith. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. To the extent that, at law or in equity, a Covered Person has duties and liabilities to the Partnership or to the Partners, such Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expressly restrict, replace or modify the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to restrict, replace or modify such other duties and liabilities of such Covered Person.

                  (b) RELIANCE. A Covered Person shall incur no liability in acting upon any signature or writing believed by such Covered Person to be genuine, may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants, actuaries, auditors and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or officers of such Covered Person. Except as otherwise provided in this
         Section 2.6, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

                  (c) DISCRETION. Whenever in this Agreement the General Partner or the Manager is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner or the Manager, as the case may be, shall be entitled to consider only such interests and factors as it deems appropriate, including, without limitation, its interests, or
         (ii) in its "good faith" or under another expressed standard, the General -- Partner or the Manager, as the case may be, shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement or by relevant provisions of law or in equity or otherwise. If any questions should arise with respect to the operation of the Partnership, which are not specifically provided for in this Agreement or the Partnership Law, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

                                   SECTION 3

                                LIMITED PARTNERS

         3.1 ELIGIBILITY. Each Limited Partner (other than MMC and its Affiliates) must, as a condition of partnership, qualify as an Eligible Employee (as determined by the General Partner in its sole discretion).

         3.2 NO PARTICIPATION IN MANAGEMENT, ETC. No Limited Partner, in its capacity as a limited partner of the Partnership, shall take part in the management or control of the Partnership's affairs, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No Limited Partner shall have the right to vote for the election, removal or replacement of the General Partner, except that, upon an event causing the immediate dissolution of the Partnership pursuant to Section 15 of the Partnership Law or Section 13.1 of this Agreement, the Limited Partners may vote to unanimously elect one or more new general partners of the Partnership pursuant to Section 15 of the Partnership Law.

         3.3 LIMITATION OF LIABILITY. Except as may otherwise be provided herein or by the Partnership Law, the liability of each Limited Partner is limited to its Capital Commitment.

         3.4 NO PRIORITY, ETC. No Limited Partner shall have priority over any other Limited Partner either as to the return of the amount of its Capital Contribution to the Partnership, or as to any allocation of income, gain, deduction or loss.

         3.5 FURTHER ACTIONS OF THE LIMITED PARTNERS. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (A) any documents that the General Partner deems necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership has an office or conducts or plans to conduct business and (B) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

                                   SECTION 4

                                   INVESTMENTS

         4.1 INVESTMENTS IN PORTFOLIO COMPANIES. (a) GENERAL. The Partnership shall co-invest (and, in connection with such co-investments, acquire, hold, manage and Transfer Securities) with the Parallel Funds to the extent and in the manner determined by the general partner of the Institutional Fund pursuant to the Institutional Fund Agreement, PROVIDED that in all instances the Partnership shall co-invest with the Parallel Funds PRO RATA (allowing for rounding) on the basis of committed capital in the same class or classes of Securities acquired by the Parallel Funds on the same terms and at the same time as the Parallel Funds, except that the Partnership may purchase from the Parallel Funds its PRO RATA share of any portfolio investment acquired by the Parallel Funds prior to a Closing Date at the acquisition cost to the Parallel Funds, plus interest (calculated from the date the Parallel Funds acquired such investment) at a rate per annum equal to the Prime Rate plus two percent (2%).

                  (b) REINVESTMENT. Proceeds from the disposition of Bridge Financings, Temporary Investments and Portfolio Investments may, in the sole discretion of the General Partner, be retained and reinvested by the Partnership to the same extent that the Institutional Fund is permitted by the Institutional Fund Agreement to reinvest proceeds from the disposition of such financings and investments;

                  (c) PARTICIPATION. The Partners shall participate in Bridge Financings and Portfolio Investments in proportion to their Available Capital Commitments.

         4.2 SPECIAL INVESTMENT VEHICLE; BLOCKER STRUCTURES. (a) If the General Partner determines for legal, tax, regulatory or other reasons that it is appropriate for any or all of the Partners to participate in one or more investments, each of which would be a Portfolio Investment if it were made by the Partnership, through an entity other than the Partnership, the General Partner may structure the making of such investment or investments outside of the Partnership by requiring each such Partner to contribute capital to an alternative entity (each, a "SPECIAL INVESTMENT VEHICLE") that, in lieu of the Partnership, shall invest in such investment or investments. In such event, (i) each such Partner shall make a capital commitment directly to such Special Investment Vehicle and such capital commitment shall reduce the Capital Commitment of such Partner to the same extent, and (ii) each such Limited Partner shall participate in the Special Investment Vehicle pursuant to the Power of Attorney executed by such Limited Partner, and documentation with respect to such Special Investment Vehicle shall be executed and delivered on behalf of each such Limited Partner by the General Partner pursuant to such Power of Attorney. The economic terms of the organizational documents of any Special Investment Vehicle shall be substantially similar in all material respects to those of the Partnership.

                  (b) If the General Partner determines, in its sole discretion, that a Portfolio Investment may give rise to material taxable income which is (or is taken into account as if it were) effectively connected with the conduct of a trade or business within the United States to a Limited Partner subject to tax on such income under section 871(b) or 897 of the Code, the General Partner may cause the Partnership to invest in such Portfolio Investment through an entity treated as a corporation for United States federal income tax purposes, in which event the General Partner may utilize one or more Special Investment Vehicles and/or subsidiaries of the Partnership.

         4.3 TEMPORARY INVESTMENTS. The General Partner may invest funds held by the Partnership in Temporary Investments pending investment in Portfolio Investments, pending distribution or for any other purpose.

                                   SECTION 5

                  CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS

         5.1 CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS OF THE PARTNERS. (a) Subject to Sections 5.4 and 10.1(b), each Partner shall, to the extent requested by the General Partner, make Capital Contributions to the Partnership in the aggregate amount of their respective Capital Commitments as set forth in such Partner's Subscription Agreement and/or as reflected in the records of the Partnership.

                  (b) Such Capital Contributions shall be drawn down in installments, each of which shall be contributed by each Partner in United States dollars. The first installment (in an amount equal to twenty percent (20%) of such Partner's Capital Commitment) shall be paid on the Closing Date on which such Partner is admitted to the Partnership. Subsequent capital installments (each in an amount equal to at least ten percent (10%) of such Partner's Capital Commitment, but never in an amount greater than such Partner's Remaining Capital Commitment) shall be paid in separate Drawdowns in the sole discretion of the General Partner, subject to the following terms and conditions:

                           (i) The General Partner shall provide each Partner
                  with a notice (the "DRAWDOWN NOTICE") at least thirty days prior to the date of Drawdown.

                           (ii) Each Partner shall pay to the Partnership the
                  Capital Contribution of such Partner as specified in the Drawdown Notice in cash or other immediately available funds, by the date specified in the applicable Drawdown Notice.

         5.2 DEFAULTING PARTNER. If any Limited Partner fails to contribute, in a timely manner, any portion of the Capital Commitment required to be contributed by such Limited Partner and any such failure continues for ten Business Days after receipt of written notice thereof from the General Partner (a "DEFAULT"), then such Limited Partner (a "DEFAULTING PARTNER") may be designated by the General Partner as in default and shall thereafter be subject to the provisions of this Section 5.2. The General Partner may choose not to designate any Limited Partner as a Defaulting Partner and may agree to waive or permit the cure of any Default by a Limited Partner, subject to such conditions as the General Partner and the Defaulting Partner may agree upon. In the event that a Limited Partner becomes a Defaulting Partner, (i) such Defaulting Partner's Remaining Capital Commitment shall be deemed to be zero, (ii) such Defaulting Partner shall have no interest in future Portfolio Investments and no right to contribute capital to future Portfolio Investments, and (iii) such Limited Partner shall be entitled to receive only one-half of the total distributions (including, without limitation, distributions previously made) that it would have been entitled to receive had it not become a Defaulting Partner, with the other one-half of such distributions to be applied when and as amounts become distributable, FIRST to the Partnership in an amount equal to such Limited Partner's PRO RATA share of the accrued and unpaid and/or anticipated expenses of the Partnership (including any amounts payable upon dissolution or to fund indemnification obligations), and SECOND, to all Partners other than Defaulting Partners in accordance with their respective Capital Commitments; PROVIDED, that the General Partner, MMC, or any of their respective Affiliates (other than any natural person) shall have an option to assume the Remaining Capital Commitments of the Defaulting Partner. From time to time it may be necessary (because of irregular or insufficient cashflows or otherwise) for the Partnership, the General Partner or the Manager to advance payment of expenses allocable to the interest of a Defaulting Partner whose Remaining Capital Commitment has been deemed to be zero pursuant to this Section 5.2 and, before any amounts may be distributed by the Partnership pursuant to the immediately preceding sentence, the amount of any such payment, plus interest (at the Applicable Federal Rate, determined on and calculated from the date of such payment), shall be deducted from future distributions by the Partnership in respect of such Defaulting Partner's interest and paid by the Partnership to the Person that made such advance payment. The General Partner shall make such adjustments, including, without limitation, adjustments to the Capital Accounts of the Partners (including, without limitation, the Defaulting Partners), as it determines to be appropriate to give effect to the provisions of this Section
5.2. On any date following a Default by a Defaulting Partner, such Defaulting Partner shall be required to pay to the Partnership all amounts that such Defaulting Partner would be required to contribute to the Partnership if the Partnership were dissolved as of such date (and its assets liquidated at fair market value as of the most recent valuation date). Notwithstanding any other provision of this Section 5.2, the obligations of any Defaulting Partner to the Partnership hereunder shall not be extinguished as a result of the transactions contemplated by this Section 5.2. Whenever the vote, consent or decision of a Limited Partner or of the Limited Partners is required or permitted pursuant to this Agreement or under the Partnership Law, a Defaulting Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Partner were not a Limited Partner.

         5.3 FURTHER ACTIONS. To the extent deemed necessary in the sole discretion of the General Partner, the General Partner shall cause this Agreement to be amended, without the need for any further act, vote or approval of any other Partner or Persons, to reflect as appropriate the occurrence of any of the transactions referred to in this Section 5 or in Section 11.

         5.4 EXCUSED INVESTMENTS. The General Partner may, in its sole discretion, excuse any Limited Partner from participation in any investment of the Partnership if the General Partner has determined, in its sole discretion, that such investment may constitute a conflict of interest for such Limited Partner.

                                   SECTION 6

                         CAPITAL ACCOUNTS; DISTRIBUTIONS

         6.1 CAPITAL ACCOUNTS. There shall be established on the books and records of the Partnership a capital account (a "CAPITAL ACCOUNT") for each Partner.

         6.2 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by (A) increasing such balance by (i) such Partner's allocable share of each item of the Partnership's income and gain for such Period (allocated in accordance with Section 6.8) and (ii) the Capital Contributions, if any, made by such Partner during such Period and (B) decreasing such balance by (i) the amount of cash or the Value of Securities or other property distributed or deemed distributed to such Partner pursuant to Sections 6 or 13 and (ii) such Partner's allocable share of each item of the Partnership's deduction or loss for such Period (allocated in accordance with Section 6.8). Each Partner's Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

         6.3 DISTRIBUTIONS. Except as otherwise provided in this Agreement (including in Section 4.1(b)), Distributable Cash shall be distributed to the Partners in proportion to their Sharing Percentages for the Bridge Financing, Temporary Investment or Portfolio Investment to which such Distributable Cash is attributable.

         6.4 OVERRIDING PROVISION. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Partnership Law.

         6.5 DISTRIBUTIONS IN KIND. Prior to the dissolution of the Partnership, distributions may be in cash or marketable Securities. In connection with the liquidation and dissolution of the Partnership, distributions may also include restricted Securities or other assets of the Partnership. In the event a distribution of Securities or other assets is made, such Securities or other assets shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed to the Partners for all purposes of this Agreement. Subject to Section 13.2, Securities or other assets distributed in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Partner pursuant to Section 6.3, such aggregate amounts to be estimated in the good faith judgment of the General Partner. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfers that it may deem necessary or appropriate, including, without limitation, legends as to applicable United States federal or state or non-U.S. Securities laws or other legal or contractual restrictions, and may require any Partner to whom Securities are to be distributed to agree in writing (i) that such Securities shall not be transferred except in compliance with such restrictions and (ii) to such other matters as the General Partner may deem necessary or appropriate.

         6.6 NEGATIVE CAPITAL ACCOUNTS. No Limited Partner shall, and except as otherwise required by law the General Partner shall not, be required to make up a negative balance in its Capital Account.

         6.7 NO WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided herein, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner's Capital Contributions.

         6.8 ALLOCATIONS. Each item of income, gain, loss, credit and deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period as of the end of such Period in a manner that as closely as possible gives economic effect to the provisions of Sections 6 and 13 and the other relevant provisions of this Agreement.

         6.9 TAX MATTERS. Except as otherwise provided herein, the income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Partners' Capital Accounts. Notwithstanding the foregoing, the General Partner shall have the power in its sole discretion to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations. Tax credits shall be allocated in good faith by the General Partner. All matters concerning allocations for United States federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. The General Partner may, in its sole discretion, cause the

Partnership to make the election under section 754 of the Code. The General Partner is hereby designated as the "tax matters partner" of the Partnership, as provided in the Treasury Regulations pursuant to section 6231 of the Code (and any similar provisions under any other state or local or non-U.S. tax laws). Each Partner hereby consents to such designation and agrees that upon the request of the General Partner it shall execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. Either the General Partner shall have executed and filed a U.S. Internal Revenue Service Form 8832 prior to the date hereof electing to classify the Partnership as a partnership for U.S. federal income tax purposes pursuant to section 301.7701-3 of the Treasury Regulations as of a date no later than the date hereof, or the General Partner shall timely execute and file such Form 8832 on or after the date hereof electing to classify the Partnership as a partnership for United States federal income tax purposes as of a date no later than the date hereof, and the General Partner is hereby authorized to execute and file such Form for all of the Partners. The General Partner shall not subsequently elect to change such classification. The General Partner is hereby authorized to execute and file any comparable form or document required by any applicable United States state or local tax law in order for the Partnership to be classified as a partnership under such tax law.

         6.10 WITHHOLDING TAXES. (a) AUTHORITY TO WITHHOLD; TREATMENT OF WITHHELD TAX. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of United States federal, state, or local or foreign tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership (including as a result of a distribution in kind). If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution of Distributable Cash pursuant to the relevant clause of Section 6.3 with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a cash distribution but for such withholding. To the extent that such deemed payment exceeds the cash distribution that such Partner would have received at such time but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer. The Partnership may hold back from any distribution in kind property having a Value equal to the amount of the taxes withheld or otherwise paid until the Partnership has received such payment.

                  (b) WITHHOLDING TAX RATE. Any withholdings referred to in this
         Section 6.10 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

                  (c) WITHHOLDING FROM DISTRIBUTIONS TO THE PARTNERSHIP. In the event that the Partnership receives a distribution or payment from or in respect of which tax has been withheld, the Partnership shall be deemed to have received cash in an amount equal to the amount of such withheld tax, and each Partner shall be treated as having received as a distribution of Distributable Cash pursuant to the relevant clause of
         Section 6.3 the portion of such amount that is attributable to such Partner's interest in the Partnership as equitably determined by the General Partner. To the extent that such deemed distribution exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by check or wire transfer, which payment shall not constitute a Capital Contribution and, consequently, shall not reduce the Remaining Capital Commitment or increase the Capital Account of such Partner. In the event that the Partnership anticipates receiving a distribution or payment from which tax will be withheld in kind, the General Partner may elect to prevent such in-kind withholding by paying such tax in cash and may require each Partner in advance of such distribution to make a prompt payment to the Partnership by wire transfer of the amount of such tax attributable to such Partner's interest in the Partnership as equitably determined by the General Partner, which payment shall not constitute a Capital Contribution and, consequently, shall not reduce the Remaining Capital Commitment or increase the Capital Account of such Partner.

                  (d) INDEMNIFICATION. Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Partnership and the General Partner against all claims, liabilities and expenses of whatever nature relating to the Partnership's or the General Partner's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or the General Partner as a result of such Partner's participation in the Partnership. In addition, the Partnership shall, hereby or pursuant to a separate indemnification agreement and to the fullest extent permitted by applicable law, indemnify and hold harmless each Portfolio Company and any Covered Person who is or who is deemed to be the responsible withholding agent for United States federal, state or local or non-U.S. income tax purposes (other than any Covered Person that is indemnified by each Partner pursuant to the previous sentence) against all claims, liabilities and expenses of whatever nature relating to such Portfolio Company's or Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by such Portfolio Company or Covered Person, as the case may be, as a result of the participation in the Partnership of a Partner (other than such Covered Person). If, pursuant to a separate indemnification agreement or otherwise, the Partnership shall indemnify or be required to indemnify any Portfolio Company or Covered Person against any claims, liabilities or expenses of whatever nature relating to such Portfolio Company's or Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by such Portfolio Company or Covered Persons as a result of any Partner's participation in the Partnership, such Partner shall pay to the Partnership the amount of the indemnity paid or required to be paid.

         6.11 FINAL DISTRIBUTION. The final distributions following dissolution shall be made in accordance with the provisions of Section 13.2.

                                   SECTION 7

                                   THE MANAGER

         The Partnership hereby appoints the Manager, and the Manager hereby agrees, to act as the investment advisor to and manager of the Partnership, and pursuant to such appointment:

                  (a) The Manager shall manage the operations of the Partnership, shall have the right to execute and deliver documents on behalf of the Partnership in lieu of the General Partner and shall have discretionary authority with respect to investments of the Partnership, including, without limitation, the authority to evaluate, monitor, exercise voting rights, liquidate and take other appropriate action with respect to investments on behalf of the Partnership, PROVIDED that the management and the conduct of the activities of the Partnership shall remain the sole responsibility of the General Partner and all decisions relating to the selection and disposition of the Partnership's investments shall be made exclusively by the General Partner in accordance with this Agreement. Appointment of the Manager by the Partnership shall not relieve the General Partner from its obligations to the Partnership hereunder or under the Partnership Law.

                  (b) The Manager shall act in conformity with this Agreement and with the instructions and directions of the General Partner.

The engagement by the Partnership of the Manager contemplated hereby may be set forth in a separate management agreement specifying in further detail the rights and duties of the Manager. Such engagement, whether or not set forth in such a management agreement, shall terminate upon the filing of a notice of dissolution of the Partnership as described in Section 13.4(b).

                                   SECTION 8

                   BANKING, CUSTODY OF SECURITIES, ACCOUNTING,
                   BOOKS AND RECORDS, ADMINISTRATIVE SERVICES

         8.1 BANKING; CUSTODY OF SECURITIES. All funds of the Partnership may be deposited in such bank, brokerage or money market accounts as shall be established by the General Partner. Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the General Partner may designate. All Securities held by the Partnership shall be held by a custodian or at a bank or other secure location selected by the General Partner.

         8.2 MAINTENANCE OF BOOKS AND RECORDS; ACCESS.

                  (a) MAINTENANCE. The General Partner shall keep or cause to be kept complete records and books of account. Such books and records shall be maintained in accordance with the provisions of the Institutional Fund Agreement applicable to the records and books of account of the Institutional Fund as if such provisions were applicable to the Partnership. The books and records required by law to be maintained at the registered office of the Partnership shall be so maintained pursuant to the provisions of the Partnership Law. In particular, the General Partner shall maintain, or cause to be maintained, at the registered office of the Partnership, in accordance with the Partnership Law, a register containing the name and address, amount and date of the contribution or contributions of each Partner and the amount and date of any payment representing a return of any part of the contributions of any Partner (the "REGISTER OF PARTNERSHIP INTERESTS"), which register shall be updated within twenty-one Business Days of any change in the particulars therein. In accordance with the Partnership Law, the Register of Partnership Interests shall be PRIMA FACIE evidence of the matters which are required to be inserted therein and shall be open to inspection by any Person during all business hours.

                  (b) ACCESS. Such books and records shall be available, upon five Business Days' notice to the General Partner, for inspection and copying at reasonable times during normal business hours by a Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information the disclosure of which the General Partner deems in its sole discretion to be not in the best interest of the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential, PROVIDED, that nothing in this Section 8.2 shall prevent the Partnership from distributing to Partners the financial reports referred to in Sections 9.2 and 9.3.

         8.3 PARTNERSHIP TAX RETURNS. The General Partner shall cause the Partnership initially to elect the Fiscal Year as its taxable year and shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership in the jurisdictions in which the Partnership conducts business or derives income for all applicable tax years.

                                   SECTION 9

                 REPORTS TO PARTNERS, ANNUAL MEETING, VALUATIONS

         9.1 INDEPENDENT AUDITORS. The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by such recognized accounting firm as shall be selected by the General Partner. The Partnership's independent public accountants shall be a recognized independent public accounting firm selected from time to time by the General Partner in its discretion. All reports provided to the Limited Partners pursuant to Section 9.2 shall be prepared in accordance with United States generally accepted accounting principles consistently applied. The Partnership's financial statements shall not be consolidated with those of the General Partner, any Portfolio Company or any Affiliate of the Partnership, unless such consolidation shall be required by United States generally accepted accounting principles, in which case the Partnership shall provide "stand-alone" financial statements for the Partnership, reviewed by the Partnership's independent public accounting firm on an unconsolidated basis pursuant to investment company accounting standards as reasonably determined by the General Partner.

         9.2 PARTNERSHIP REPORTS TO LIMITED PARTNERS. (a) ANNUAL REPORTS. As soon as practicable (but in any event within 180 days) after the end of each Fiscal Year, the General Partner shall prepare and mail or cause to be prepared and mailed to each Limited Partner audited financial statements of the Partnership, a statement of such Limited Partner's capital account and such other information as the General Partner, in its sole discretion, deems appropriate.

                  (b) SEMI-ANNUAL REPORTS. As soon as practicable (but in any event within 120 days) after the end of the second fiscal quarter each Fiscal Year, the General Partner shall prepare and mail or cause to be prepared and mailed to each Limited Partner unaudited financial statements of the Partnership and such other information as the General Partner, in its sole discretion, deems appropriate.

         9.3 UNITED STATES FEDERAL INCOME TAX INFORMATION. The General Partner shall use its commercially reasonable best efforts to send, no later than 90 days after the end of each Fiscal Year, to each Limited Partner (or its legal representative) and to each other Person that was a Limited Partner (or its legal representative) at any time during such Fiscal Year, a Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.," to United States Internal Revenue Service Form 1065, "U.S. Partnership Return of Income," or any successor form, filed by the Partnership for such Person.

         9.4 ANNUAL MEETING. The General Partner may, but shall not be obligated to, cause the Partnership to have a meeting of the Limited Partners each year (the "ANNUAL MEETING") and shall give 20 Business Days' advance written notice to each Limited Partner of such meeting. At the Annual Meeting, the Partners shall be permitted to meet with the senior management of the Manager to consult on general economic and financial trends and on the Partnership's existing Portfolio Investments. In order to help ensure each Limited Partner's limitation of liability pursuant to Section 3.3, the Partnership's potential investments shall not be submitted for discussion and none of the Partners shall play any role in the Partnership's governance or participate in the control of the business of the Partnership in his or her capacity as Limited Partner.

         9.5 VALUATION. For all purposes of this Agreement, "VALUE" shall mean, with respect to any Security, including, but not limited to, any Security owned (directly or indirectly) by the Partnership at any time, the fair market value of such Security, as determined by the General Partner in its sole discretion. "FAIR MARKET VALUE" generally shall be determined by the General Partner by reference to such factors as it deems appropriate, including, with respect to a Security owned (directly or indirectly) by the Partnership, the valuation set forth in the Partnership's last annual or semi-annual financial statements. Any valuation may, in the discretion of the General Partner, be made by one or more independent third parties appointed by the General Partner and deemed qualified by the General Partner to render valuation opinions, which third parties may use such methods and consider such information as they may deem appropriate.

                                   SECTION 10

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION OF COVERED PERSONS. (a) GENERAL. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership (including, but not limited to, Claims arising out of the disposition of any Portfolio Company), or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 10.1 and all expenses referred to in Section 10.2 are referred to as "DAMAGES"), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from the Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that such Covered Person has engaged in Disabling Conduct or any Damages relating to such settlement arose primarily from the Disabling Conduct of any Covered Person.

                  (b) CONTRIBUTION. Notwithstanding any other provision of this Agreement, at any time and from time to time and prior to the last day of the Term, the General Partner may require the Partners to contribute to the Partnership an amount sufficient to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to
         Section 6.10(d) or Section 10.1(a), PROVIDED that each Partner shall make such contributions in respect of its share of any such indemnification obligations made or required to be made as follows:

                           (i) if the Claims or Damages so indemnified against
                  arise out of a Bridge Financing, Temporary Investment or Portfolio Investment, according to its Sharing Percentage with respect to such financing or investment; and

                           (ii) thereafter, or in any other circumstances,
                  proportionately according to its Capital Commitment.

Notwithstanding anything in this Section 10 to the contrary, a Partner's liability under the first sentence of this Section 10.1(b) is limited to such Partner's Capital Commitment. Nothing in this Section 10.1(b), express or implied, is intended or shall be construed to give any Person other than the Partnership or the Partners any legal or equitable right, remedy or claim under or in respect of this Section 10.1(b) or any provision contained herein.

         10.2 EXPENSES, ETC. To the fullest extent permitted by applicable law, expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives. All judgments against the Partnership, and all judgments against the Partnership and either or both of the General Partner and/or the Manager in respect of which the General Partner and/or the Manager is/are entitled to indemnification, shall first be satisfied from Partnership assets (including, without limitation, Capital Contributions and any payments under Section 10.1(b)), before the General Partner or the Manager, as the case may be, is responsible therefor.

         10.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, PROVIDED that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this
Section 10, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership shall be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense of such Proceeding, the Partnership shall not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

         10.4 NO WAIVER. Nothing contained in this Section 10 shall constitute a waiver by any Partner of any right that it may have against any party under any U.S. federal or state securities laws, Cayman Islands or other non-U.S. laws.

         10.5 COVERED PERSONS MAY RELY AND ENFORCE. It is the express intention of the parties hereto that the provisions of this Section 10 for the indemnification of Covered Persons may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the General Partner on behalf of any such Covered Person, PROVIDED that the General Partner shall not have any obligation to so act for or on behalf of any such Covered Person) against the Partnership and the Partners as if such Covered Persons were parties hereto.

                                   SECTION 11

                     TRANSFERS, REDEMPTIONS AND WITHDRAWALS

         11.1 GENERAL RESTRICTIONS ON TRANSFERS AND WITHDRAWALS; MATERIAL ADVERSE EFFECTS; REGULATORY REDEMPTIONS.

                  (a) GENERAL. Except as set forth in this Section 11, no Additional Limited Partners may be admitted to and no Limited Partner may withdraw from the Partnership prior to the dissolution and winding-up of the Partnership. No Limited Partner may Transfer all or any part of its interest in the Partnership other than for the reasons set forth in this Section 11, and then only to a Permitted Transferee upon satisfaction of any conditions deemed necessary, convenient or desirable by the General Partner and with the prior written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. No Transfer shall be recognized by the Partnership unless effected in accordance with this Agreement.

                  (b) LIMITED PARTNERS WITH ADVERSE EFFECTS. (i) If at any time the General Partner determines (after consultation with counsel reasonably satisfactory to the General Partner) that there is a reasonable likelihood that for any reason (other than the reason set forth in (c) below) the continuing participation in the Partnership by any Limited Partner might have a Material Adverse Effect on the Partnership or any Portfolio Company, such Limited Partner shall, upon the written request of the General Partner, Transfer its entire interest in the Partnership (or such portion of its interest that, in the sole discretion of the General Partner, is sufficient to prevent or remedy a Material Adverse Effect) for Value to a Permitted Transferee designated by the General Partner.

                  (c) REDEMPTION FOR REGULATORY REASONS. Notwithstanding Section 11.1(b), the Limited Partners hereby acknowledge and agree that the General Partner may accept subscriptions from more than 500 Limited Partners in anticipation of receiving no-action relief from the SEC with respect to certain public reporting and other regulatory requirements under the Exchange Act applicable to issuers whose interests are held by more than 500 Persons. In the event that the SEC declines to grant the requested relief, the General Partner shall have the right to redeem (or to designate another Permitted Transferee to redeem) the interests of one or more Limited Partners, which Limited Partners shall be selected by the General Partner in its sole discretion. Each Limited Partner whose interest in the Partnership is redeemed pursuant to this Section 11.1(c) shall be entitled to receive, as consideration for such redemption, an amount equal to the sum of (i) the aggregate amount - of such Limited Partner's Capital Contributions, less any amounts distributed by the Partnership to such Limited Partner prior to such redemption, plus (ii) interest. For the purposes of this Section 11.1(c), (A) capital held by the Partnership in Temporary Investments pending investment in Portfolio Investments will earn the actual amount of interest earned by the Partnership thereon and (B) capital invested by the Partnership in Portfolio Investments or Bridge Financings will earn the - Applicable Federal Rate, determined on and calculated from the date on which such capital was invested by the Partnership. Any Limited Partner whose interest in the Partnership is redeemed pursuant to this Section 11.1(c) shall, immediately upon such redemption, cease to be a Partner and shall be deemed never to have been a Partner for all purposes of this Agreement.

         11.2 ADDITIONAL LIMITED PARTNERS. (a) CONDITIONS TO ADMISSION. In addition to the admission of Limited Partners at the initial Closing, the General Partner, in its sole discretion, may schedule, from time to time, one or more additional closings on any date for one or more Person or Persons seeking admission to the Partnership as additional limited partners of the Partnership (each such Person, an "ADDITIONAL LIMITED PARTNER", which term shall include any Person that is a Partner immediately prior to such additional Closing and that wishes to increase the amount of its Capital Commitment), subject to the determination by the General Partner in the exercise of its good faith judgment that in the case of each admission or increase the following conditions have been satisfied:

                           (i) Each such Additional Limited Partner shall have
                  executed and delivered such instruments and shall have taken such actions as the General Partner shall deem necessary, convenient or desirable to effect such admission or increase, including, without limitation, the execution of (A) a Subscription Agreement, (B) a counterpart of this Agreement pursuant to which such Additional Limited Partner agrees to be bound by the terms and provisions hereof or to increase the amount of such Limited Partner's Capital Commitment, as the case may be, and (C) a Power of Attorney.

                           (ii) Such admission or increase shall not result in a
                  violation of any applicable law, including, without limitation, Cayman Islands and United States federal and state securities laws, or any term or condition of this Agreement and, as a result of such admission or such increase, the Partnership shall not be required to register as an Investment Company under the Investment Company Act or any law of similar import of the Cayman Islands; none of the General Partner, the Manager or any Affiliate of the General Partner or the Manager would be required to register as an investment adviser under the Investment Advisers Act or any law of similar import of the Cayman Islands and the Partnership shall not become taxable as a corporation or association.

                           (iii) On the date of its admission to the Partnership
                  or the date of such increase, as the case may be, such Additional Limited Partner shall have paid or unconditionally agreed to pay to the Partnership, an amount equal to the sum of

                                    (A) in the case of each Portfolio Investment
                           then held by the Partnership, the percentage of such Additional Limited Partner's Capital Commitment or (if the Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the numerator of which is the aggregate of the Capital Contributions of the - previously admitted Partners used to fund the cost of such Portfolio Investment and (2) the denominator of - which is the sum of the aggregate of (X) the Capital Commitments of the previously admitted Partners that - made Capital Contributions used to fund the cost of such Portfolio Investment and (Y) (without duplication) - the Capital Commitments of all Additional Limited Partners, and

                                    (B) the percentage of such Additional
                           Limited Partner's Capital Commitment or (if such Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the numerator of which is the aggregate of the Capital - Contributions of the previously admitted Limited Partners in respect of all Drawdowns which have theretofore been funded and not returned to the Partners, other than Drawdowns made and used to fund the cost of a Portfolio Investment and (2) the denominator of which is the sum of the aggregate of
                           (X) the - - Capital Commitments of all previously admitted Partners and (Y) (without duplication) the Capital - Commitments of all Additional Limited Partners,

         together with, in the case of clauses (A) and (B), an amount calculated as interest thereon at a rate per annum equal to the Prime Rate plus two percent (2%) from the dates that contribution of such amounts by such Additional Limited Partner would have been due if such Additional Limited Partner had been admitted to the Partnership or had increased its Capital Commitment, as the case may be, on the date of the initial Closing, to the date that the payment required to be made by such Additional Limited Partner pursuant to this Section 11.2(a)(iii) is made, which interest shall be treated as provided in Section 11.2(b), and less such amount as is necessary to take into account all distributions theretofore made.

A Person shall be deemed admitted to the Partnership as an Additional Limited Partner at the time that the foregoing conditions are satisfied and when such Person is listed as a limited partner of the Partnership on the register of partnership interests of the Partnership maintained at the registered office of the Partnership.

                  (b) CERTAIN PAYMENTS AND TRANSFERS. Any amount paid by an Additional Limited Partner pursuant to Section 11.2(a)(iii)(A) with respect to the acquisition of Portfolio Investment (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Contributions used to fund the acquisition of such Portfolio Investment (before giving effect to the adjustments referred to in the following clause), and the Partners' Sharing Percentages for such Portfolio Investment shall be appropriately adjusted. Any amount paid by an Additional Limited Partner pursuant to Section 11.2(a)(iii)(B) (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Commitments. Such payments and remittances shall, in accordance with section 707(a) of the Code, be treated for all purposes of this Agreement and for all accounting and tax reporting purposes as payments made directly from the Additional Limited Partner to the previously admitted Partners and not as items of Partnership income, gain, loss, deduction, contribution or distribution. Such Additional Limited Partner shall succeed to the Capital Contributions of the previously admitted Partners attributable to the portion of the amount remitted to such previously admitted Partners pursuant to Section 11.2(a)(iii) (not including any amount calculated as interest thereon), as appropriate, and the Capital Contributions of the previously admitted Partners shall be decreased accordingly. In addition, the Remaining Capital Commitments of the previously admitted Limited Partners shall be increased by such amount remitted (not including any amount calculated as interest thereon), and the amount of such increase in Remaining Capital Commitments may be called again by the Partnership. The Remaining Capital Commitment of the Additional Limited Partner shall be appropriately determined by the General Partner. The Register of Partnership Interests shall be amended by the General Partner as appropriate to show the name and business address of each Additional Limited Partner and the amount of its Capital Commitment. Neither the admission of an Additional Limited Partner nor an increase in the amount of an Additional Limited Partner's Capital Commitment shall be a cause for dissolution of the Partnership. The transactions contemplated by this Section 11.2 shall not require the consent of any of the Limited Partners.

                  (c) NO CONSENT. The transactions contemplated by this Section
         11.2 shall not require the consent of any of the Limited Partners.

         11.3 MULTI-FUND AND MULTI-VEHICLE ADJUSTMENTS. Any payments to be made by, and the distributions and/or adjustments to be made to, certain Partners pursuant to Section 11.2 (a) and (b) and the equivalent provisions of the Institutional Fund Agreement shall be adjusted as necessary to take into account
(i) that investments held by the Partnership may, as of any Closing Date, be held by one or more Parallel Funds,

(ii) that a portion of each Limited Partner's Capital Commitment originally made to the Partnership may become a capital commitment to one or more Special Investment Vehicles and (iii) any closing of a Parallel Fund. Investments held by the Partnership, Parallel Funds and/or Special Investment Vehicles may be transferred among such entities to effectuate the purposes of the Institutional Fund Agreement. After the payments, distributions and adjustments described in this Section 11.3 and in the equivalent provisions of the Institutional Fund Agreement are taken into account, each investment in a Portfolio Company shall be held by the Partnership and any Parallel Fund in proportion to their respective capital commitments, including, without limitation, all capital committed to the Partnership or any such Parallel Fund, as the case may be, after the date on which such investment was made, but only to the extent such capital commitments shall be applied to be invested in such Portfolio Company.

         11.4 EFFECT OF TERMINATION OF EMPLOYMENT. (a) Upon the death, Total Disability or Retirement (as such terms are defined in the MMC Companies Benefits Program) of a Limited Partner, (i) such Limited Partner (or its estate) shall retain its interest in the Partnership, PROVIDED that such Limited Partner (or its representative) may request that its interest in the Partnership be purchased by the General Partner (or another Permitted Transferee designated by the General Partner) for Value, (ii) the obligation of such Limited Partner to make Capital Contributions shall terminate and such Limited Partner shall have no right to participate in future Portfolio Investments, Bridge Financings or other investments by the Partnership, except that a Retiring Limited Partner's obligation to make Capital Contributions shall not be terminated other than at the request of such Partner, (iii) any capital contributed to the Partnership by such Limited Partner but not yet invested in a Portfolio Investment or Bridge Financing shall be distributed (net of any amounts that would be deductible if such capital was distributed pursuant to clause (iv) below) to such Limited Partner (or its estate) and (iv) if such Limited Partner retains its interest but its obligation to contribute capital to the Partnership is terminated, the Partnership shall be permitted to deduct from any Distributable Cash attributable to such Limited Partner's interest in the Partnership amounts equal to the accrued and unpaid and/or anticipated expenses of the Partnership (including any amounts payable upon dissolution or to fund indemnification obligations) allocable to such Limited Partner's interest. The General Partner may grant any requests made by Limited Partners pursuant to this Section 11.4(a) in whole or in part, but shall have no obligation to do so.

                  (b) Upon the termination of the employment of a Limited Partner with MMC for any reason other than death, Total Disability or Retirement (as such terms are defined in the MMC Companies Benefits Program), (i) the General Partner shall have the right, - but not the obligation, to purchase (or to designate another Permitted Transferee to purchase) such Limited Partner's interest in the Partnership for Value, (ii) the obligation of such Limited Partner to make Capital Contributions shall -- terminate and such Limited Partner shall have no right to participate in future Portfolio Investments, Bridge Financings or other investments by the Partnership, shall be terminated, (iii) any capital contributed to the Partnership by such Limited Partner but not yet invested in a Portfolio Investment or Bridge Financing shall be distributed (net of any amounts that would be deductible if such capital was distributed pursuant to clause
         (iv) below) to such Limited Partner and (iv) if such Limited Partner retains its interest, the Partnership shall be permitted to deduct from any Distributable Cash attributable to such Limited Partner's interest in the Partnership amounts equal to the accrued and unpaid and/or anticipated expenses of the Partnership (including any amounts payable upon dissolution or to fund indemnification obligations) allocable to such Limited Partner's interest.

                  (c) From time to time it may be necessary (because of irregular or insufficient cashflows or otherwise) for the Partnership, the General Partner or the Manager to advance payment of expenses allocable to the interest of a Limited Partner whose Capital Commitment has been terminated pursuant to this Section 11.4. The amount of any such payment, plus interest (at the Applicable Federal Rate, determined on and calculated from the date of such payment), shall be deducted from future distributions by the Partnership to such Limited Partner and paid by the Partnership to the Person that made such advance payment.

                  (d) Amounts retained or deducted pursuant to this Section 11.4 shall be invested by the Partnership in Temporary Investments pending their use and, to the extent unused, will be distributed as set forth in Section 13.2 upon the dissolution of the Partnership, unless the General Partner, in its sole discretion, elects to distribute all or any lesser portion of them earlier.

         11.5 TRANSFER OR WITHDRAWAL BY THE GENERAL PARTNER. The General Partner shall not Transfer all or any part of its interest as the general partner of the Partnership, and the General Partner shall not withdraw as the general partner of the Partnership. Notwithstanding the foregoing, and to the extent permitted by law,

                  (a) the General Partner may at its election convert to a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction, or

                  (b) the General Partner may Transfer its interest as the general partner of the Partnership to, or be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction for the purpose of serving as the general partner of the Partnership, but only if in any such case the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, include the Persons that are the general partners or controlling equity holders of the General Partner.

Upon any such conversion to such a limited partnership, limited liability company or other entity, or any such Transfer by or merger of the General Partner to or with such a limited partnership, limited liability company or other entity, such limited partnership, limited liability company or other entity shall be deemed to be the same Person as the

General Partner for all purposes of this Agreement. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, Transfer, or merger shall thereafter continue in full force and effect.

                                   SECTION 12

                        DEATH, INCOMPETENCY OR BANKRUPTCY
                           OR DISSOLUTION OF PARTNERS

         12.1 BANKRUPTCY OR DISSOLUTION OF THE GENERAL PARTNER. In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, the Partnership shall be dissolved and its affairs shall be wound up as provided in
Section 13, unless the business of the Partnership is continued pursuant to
Section 13.1(a).

         12.2 DEATH, INCOMPETENCE, BANKRUPTCY, DISSOLUTION OR WITHDRAWAL OF A LIMITED PARTNER. The death, Total Disability, bankruptcy, dissolution, retirement, resignation or withdrawal of a Limited Partner or the occurrence of any other event that causes a Limited Partner to cease to be a Partner of the Partnership shall not in and of itself dissolve or terminate the Partnership; and the Partnership, notwithstanding such event, shall continue without dissolution upon the terms and conditions provided in this Agreement, and each Limited Partner, by executing this Agreement, agrees to such continuation of the Partnership without dissolution.

                                   SECTION 13

                   DISSOLUTION AND TERMINATION OF PARTNERSHIP

         13.1 DISSOLUTION. (a) There shall be a dissolution of the Partnership and its affairs shall be wound up upon the first to occur of any of the following events:

                  (i) the date of the dissolution of the Institutional Fund; or

                  (ii) the expiration of the Term as provided in Section 1.4; or

                  (iii) the last Business Day of the Fiscal Year in which all assets acquired, or agreed to be acquired, by the Partnership have been sold or otherwise disposed of; or

                  (iv) a decision by the General Partner in its sole discretion to dissolve the Partnership because it has determined that due to a change in the text, application or interpretation of the provisions of any applicable law (including, without limitation, changes that result in the Partnership being taxable as a corporation under the Code), there is a substantial likelihood that the Partnership will be unable to effectively carry out its investment program or otherwise operate in the manner contemplated by this Agreement; or

                  (v) the withdrawal, bankruptcy or dissolution and commencement of winding-up of the General Partner, or the assignment by the General Partner of its entire interest in the Partnership, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, UNLESS
         (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership that is hereby authorized to and does (unanimously in the case of more than one general partner) elect to continue the business of the Partnership without dissolution or (ii) the business of the Partnership is otherwise continued without dissolution pursuant to the provisions of the Partnership Law, PROVIDED that, for the purposes of this Section 13.1, the conversion of the General Partner to a limited partnership, limited liability company or other entity, or the Transfer of the General Partner's interest as the general partner of the Partnership to, or the merger of the General Partner with and into, a limited partnership, limited liability company or other entity as provided for in Section 11.5 shall not, for the purposes of this Section 13.1 be deemed a dissolution or winding-up or commencement of winding-up of the General Partner.

         13.2 DISTRIBUTION UPON DISSOLUTION. Upon the dissolution of the Partnership, the General Partner (or, if dissolution of the Partnership should occur by reason of Section 13.1(c), a duly elected liquidating trustee of the Partnership or other representative who may be designated by a Majority in Interest) shall proceed, subject to the provisions of this Section 13, to liquidate the Partnership and apply the proceeds of such liquidation, or in its sole discretion to distribute Partnership assets, in the following order of priority:

                  FIRST, to creditors in satisfaction of debts and liabilities of the Partnership, whether by payment or the making of reasonable provision for payment (other than any loans or advances that may have been made by any of the Partners to the Partnership), and the expenses of liquidation whether by payment or the making of reasonable provision for payment, any such reasonable reserves (which may be funded by a liquidating trust) to be established by the General Partner (or any liquidating trustee selected by the General Partner, or if the General Partner has dissolved or withdraws from the Partnership, or other representative duly designated by the Manager or by MMC) in amounts deemed by it to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed or contingent, conditional or unmatured);

                  SECOND, to the Partners in satisfaction of any loans or advances that may have been made by any of the Partners to the Partnership, whether by payment or the making of reasonable provision for payment;

                  THIRD, to the Partners in accordance with Section 6.

         13.3 DISTRIBUTIONS IN CASH OR IN KIND. Upon the dissolution of the Partnership, the General Partner (or liquidating trustee selected by the General Partner or, if the General Partner has dissolved or withdraws from the Partnership, a representative duly designated by the Manager or by MMC) or its successor or other representative shall use its commercially reasonable efforts to liquidate all of the Partnership assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.2, PROVIDED THAT if in the good faith business judgment of the General Partner (or such liquidating trustee or other representative), a Partnership asset should not be liquidated, the General Partner (or such other representative) shall allocate, on the basis of the Value of any Partnership assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partner's Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with Section 13.2, subject to the priorities set forth in Section 13.2, PROVIDED FURTHER that the General Partner (such other representative) shall in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in paragraphs First and Second of Section 13.2. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on transfers that it may deem necessary or appropriate, including, without limitation, legends as to applicable federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed to agree in writing (A) that such Securities shall not be transferred except in compliance with such restrictions and (B) to such other matters as the General Partner may deem necessary, appropriate convenient or incidental to the foregoing.

         13.4 TIME FOR LIQUIDATION, ETC. (a) At the end of the term of the Partnership as provided for in Section 1.4, the Partnership shall be liquidated and any remaining assets shall be distributed in accordance with Section 13.2. A reasonable time period shall be allowed for the orderly winding-up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to seek to minimize potential losses upon such liquidation. Subject to Section 13.1, the provisions of this Agreement shall remain in full force and effect during the period of winding-up and until the filing of a notice of dissolution of the Partnership with the Registrar of Exempted Limited Partnerships of the Cayman Islands, as provided in 13.4(b).

                  (b) FILING OF NOTICE OF DISSOLUTION. Upon completion of the foregoing, the General Partner shall execute, acknowledge and file or cause to be filed a notice of dissolution of the Partnership with the Registrar of Exempted Limited Partnerships of the Cayman Islands.

         13.5 GENERAL PARTNER AND MEMBERS OF MMC NOT PERSONALLY LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. None of the General Partner, the Manager, or any member of MMC or any of its or their respective Affiliates shall be personally liable for the return of all or any portion of the Capital Accounts or the Capital Contributions of any Partner, and such return shall be made solely from available Partnership assets, if any, and each Limited Partner hereby waives any and all claims it may have against the General

Partner, the Manager and the members of MMC or any of its or their respective Affiliates in this regard.

         13.6 REORGANIZATION OF THE PARTNERSHIP. To the extent permitted by law, in order to effect a reorganization of the Partnership:

                  (a) the General Partner may cause the conversion of the Partnership to a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction, or

                  (b) the General Partner may cause the exchange of the interests of the Partners in the Partnership for interests in, or cause the Partnership to be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the Cayman Islands or any other jurisdiction, but only if in any such case the Partners (including, without limitation, their successors) shall become, and no other Persons (other than Persons necessary for the qualification of such limited partnership, limited liability company or other entity under such laws) shall be, the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, PROVIDED that no such conversion, exchange or merger shall be permitted unless

                           (i) the General Partner shall first have delivered to
                  the Partnership

                                    (A) a written opinion from Debevoise &
                           Plimpton or other counsel of recognized standing experienced in United States federal income tax matters, to the effect that such limited partnership, limited liability company or other entity shall be classified as a partnership, and shall not be treated as a corporation, for United States federal income tax purposes, and

                                    (B) a written opinion (the conclusions of
                           which may be based in part on the opinion specified in the immediately preceding clause (A)) of each of

                                             (1) experienced counsel admitted to
                                    practice in each jurisdiction in which such limited partnership, limited liability company or other entity is formed or has an office and

                                             (2) experienced counsel admitted to
                                    practice in each jurisdiction (X) in which such limited partnership, limited liability company or other entity shall have an office, be doing business or otherwise be subject to the income tax laws of such jurisdiction immediately after such conversion, exchange or merger and (y) under the income tax laws of which the Partnership was not taxed directly on its income before such conversion, exchange or merger, to the effect that such conversion, exchange or merger would not cause such limited partnership, limited liability company or other entity to be taxed directly on its income under the income tax laws of such jurisdiction,

                           (ii) the General Partner shall have first delivered
                  to the Partnership a written opinion of experienced counsel admitted to practice in the jurisdiction under the laws of which such limited partnership, limited liability company or other entity is formed, to the effect that such conversion, exchange or merger would not adversely affect the limited liability of the Limited Partners,

                           (iii) such conversion, exchange or merger would not
                  result in the violation of any applicable securities laws,

                           (iv) such conversion, exchange or merger would not
                  result in such limited partnership, limited liability company or other entity being required to register as an investment company under the Investment Company Act or any law of similar import of the jurisdiction under the laws of which such limited partnership, limited liability company or other entity is formed, and would not result in the General Partner or any Affiliate of the General Partner being required to register as an investment adviser under the Investment Advisers Act or any law of similar import of such jurisdiction, and

                           (v) the General Partner shall have made a good faith
                  determination that such conversion, exchange or merger would not adversely affect the rights or increase the liabilities of the Limited Partners.

Upon any such conversion, exchange or merger, such limited partnership, limited liability company or other entity shall be treated as the successor to the Partnership for all purposes of this Agreement and of the corresponding agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, exchange or merger shall thereafter continue in full force and effect, and shall apply to a limited partnership, limited liability company or other entity that becomes the successor to the Partnership pursuant to such conversion, exchange or merger. In conjunction with any such conversion, exchange or merger, the General Partner may execute, on behalf of the Partnership and each of the Limited Partners, all documents that in its reasonable judgment are necessary or appropriate to consummate such conversion, exchange or merger, including, but not limited to, the agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined (in the case of such a conversion to, exchange for interests in or merger into a limited partnership, including the limited partnership agreement thereof), all without any further consent or approval of any other Partner, PROVIDED that no such agreement may directly or indirectly effectuate a modification or amendment of the rights and obligations of the Partners which, if such modification or amendment were made to this Agreement, would require the consent of the Partners, any group thereof or any individual Partner as provided in Section 15, unless the consent to such modification or amendment required under Section 15 is obtained. A reorganization of the Partnership pursuant to this Section 13.6 shall not be deemed to be or result in a dissolution, winding-up or commencement of winding-up of the Partnership.

                                   SECTION 14

                                   DEFINITIONS

         As used herein the following terms have the meaning set forth below:

         "ADDITIONAL LIMITED PARTNER" shall have the meaning set forth in
Section 11.2(a).

         "ADJUSTMENT DATE" shall mean the last day of each Fiscal Year or any other date determined by the General Partner, in its sole discretion, as appropriate for an interim closing of the Partnership's books.

         "AFFILIATE" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, PROVIDED that Portfolio Companies and any Person controlled by a Portfolio Company shall not be an "Affiliate" of the Partnership, the General Partner, the Manager, MMC or any Covered Person and PROVIDED FURTHER that an "Affiliate" of the General Partner shall include any principal, employee, consultant or director of either the General Partner or the Manager.

         "AGREEMENT" shall have the meaning set forth in the initial paragraph of this Agreement.

         "ANNUAL MEETING" shall have the meaning set forth in Section 9.4.

         "APPLICABLE FEDERAL RATE" shall mean the annual Short-Term Applicable Federal Rate published from time to time by the United States Internal Revenue Service.

         "AVAILABLE ASSETS" shall mean as of any date, the excess of the cash, cash equivalent items and Temporary Investments held by the Partnership over the sum of the amount of such items determined by the General Partner in its sole discretion to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed, contingent, conditional or unmatured), including the Partnership's indemnification obligations, and the conduct of the Partnership's investment program, and for the establishment of appropriate reserves for such expenses, liabilities and obligations and investment program.

         "AVAILABLE CAPITAL COMMITMENT" shall mean, in respect of any Partner, the amount of such Partner's Capital Commitment that has not been used to fund Portfolio Investments.

         "BRIDGE FINANCING" shall mean any interim financing provided by the Partnership in order to facilitate a Portfolio Investment, which financing is disposed of by the Partnership by the end of the 12-month period beginning on the date such financing was made. (For the avoidance of doubt, any Bridge Financing that is not disposed of by the Partnership by the end of such 12-month period shall be deemed to have been a Portfolio Investment from the date it was made.)

         "BUSINESS DAY" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

         "CAPITAL ACCOUNT" shall have the meaning set forth in Section 6.1.

         "CAPITAL COMMITMENT" shall mean the commitments of the Partners to contribute capital pursuant to Section 5.1.

         "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of capital contributed, or to be contributed, as the case may be, and pursuant to a single Drawdown or in the aggregate, as the context may require, by such Partner to the Partnership pursuant to Section 5.1 and the other provisions of this Agreement.

         "CLAIMS" shall have the meaning set forth in Section 10.1.

         "CLOSING" shall have the meaning set forth in the Subscription Agreements.

         "CLOSING DATE" shall mean any date upon which the Partnership allows subscriptions to the Partnership to be made.

         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

         "COVERED PERSON" shall mean (i) the General Partner and the Manager,
(ii) each of the respective Affiliates of each Person identified in clause (i) of this definition and (iii) each Person who at any time was or is a shareholder, officer, director, employee, partner, member, manager, consultant or agent of any of the Persons identified in clause (i) or clause (ii) of this definition.

         "DAMAGES" shall have the meaning set forth in Section 10.1.

         "DEFAULT" shall have the meaning set forth in Section 5.2.

         "DEFAULTING PARTNER" shall have the meaning set forth in Section 5.2.

         "DISABLING CONDUCT" shall mean conduct that constitutes Gross Negligence or willful misfeasance of the duties involved in the conduct of the office of the Person referred to.

         "DISTRIBUTABLE CASH" shall mean shall mean the excess of (A) cash received by the Partnership from the sale or other disposition of, or dividends or interest income from, a Bridge Financing, Temporary Investment or Portfolio Investment, or otherwise received by the Partnership, other than Capital Contributions, over (B) cash disbursements for expenses of the Partnership (or amounts reserved against liabilities, contingent or otherwise, or other obligations of the Partnership, including to pay organizational or ongoing expenses of the Partnership).

         "DRAWDOWN NOTICE" shall have the meaning set forth in Section 5.1(b).

         "DRAWDOWNS" shall mean the Capital Contributions made to the Partnership pursuant to Section 5.1 from time to time by the Partners pursuant to the Drawdown Notice.

         "ELIGIBLE EMPLOYEE" shall have the meaning set forth in the Subscription Agreements.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FISCAL YEAR" shall mean the fiscal year of the Partnership, as determined pursuant to Section 1.5.

         "GENERAL PARTNER" shall mean MMC GP III, Inc., a Delaware corporation, or its assignee and any additional or successor General Partner of the Partnership in its capacity as the General Partner of the Partnership as such entity may be affected by the provisions of Section 11.5.

         "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local, or any Cayman Islands or other non-U.S. court, arbitrator or governmental agency, authority, commission, instrumentality or regulatory or administrative body.

         "GROSS NEGLIGENCE" shall mean "gross negligence" as interpreted in accordance with the laws of the State of Delaware (notwithstanding the provisions of Section 16.7 of this Agreement).

         "INITIAL AGREEMENT" shall have the meaning set forth in the initial paragraph of this Agreement.

         "INITIAL LIMITED PARTNER" shall mean David J. Wermuth, Esq.

         "INSTITUTIONAL FUND" shall have the meaning set forth in Section 1.3.

         "INSTITUTIONAL FUND AGREEMENT" shall mean the Amended and Restated Limited Partnership Agreement of the Institutional Fund, as amended and/or restated from time to time.

         "INVESTMENT ADVISERS ACT" shall mean the United States Investment Advisers Act of 1940, as amended.

         "INVESTMENT COMPANY ACT" shall mean the United States Investment Company Act of 1940, as amended.

         "LIMITED PARTNER" shall have the meaning set forth in Section 1.1.

         "MAJORITY IN INTEREST" shall mean Limited Partners who, at the time in question, have Capital Contributions aggregating more than 50% of the aggregate Capital Contributions of the Partners.

         "MANAGER" shall mean MMC Capital, Inc., a Delaware corporation, or any successor thereto.

         "MATERIAL ADVERSE EFFECT" shall mean (A) a violation of a statute, rule, regulation or governmental administrative policy applicable to a Partner of a U.S. federal, state or non-U.S. Governmental Authority which could have a material adverse effect on a Portfolio Company or any Affiliate thereof or on the Partnership or the General Partner, or any of their respective Affiliates or
(b) an occurrence which could subject a Portfolio Company or Affiliate thereof or the Partnership, the General Partner or the Manager, or any of their respective Affiliates to any material regulatory requirement to which it would not otherwise be subject, or which could materially increase any such regulatory requirement beyond what it would otherwise have been.

         "MEMORANDUM" shall mean the Confidential Private Placement Memorandum of the Partnership and any supplements thereto.

         "MMC" shall mean Marsh & McLennan Companies, Inc., and, as the context requires, its subsidiaries and Affiliates, including Marsh Inc., Mercer Inc. and Putnam Investments LLC.

         "OTHER FUNDS" shall have the meaning set forth in Section 2.5.

         "PARALLEL FUNDS" shall have the meaning set forth in Section 1.3.

         "PARTNERS" shall have the meaning set forth in Section 1.1.

         "PARTNERSHIP" shall have the meaning set forth in the initial paragraph of this Agreement.

         "PARTNERSHIP LAW" shall mean the Exempted Limited Partnership Law (2003 Revision) of the Cayman Islands, as amended, and any successor to such statute.

         "PERIOD" shall mean, for the first period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and thereafter the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

         "PERMITTED TRANSFEREE" shall mean the General Partner or any Affiliate of the General Partner (other than any natural person).

         "PERSON" shall mean any individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

         "PORTFOLIO COMPANY" shall mean an entity in which a Portfolio Investment is made by the Partnership directly or through one or more intermediate entities of the Partnership.

         "PORTFOLIO INVESTMENT" shall mean any debt or equity (or debt with equity) investment (other than any Bridge Financing) made by the Partnership pursuant to Section 4.1.

         "POWER OF ATTORNEY" shall mean, with respect to any Limited Partner, the Power of Attorney executed by such Limited Partner substantially in the form attached to the Subscription Agreements.

         "PRIME RATE" shall mean the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its prime rate.

         "PROCEEDING" shall have the meaning set forth in Section 10.1.

         "REGISTER OF PARTNERSHIP INTERESTS" shall have the meaning set forth in
Section 8.2(a).

         "REMAINING CAPITAL COMMITMENT" shall mean, in respect of any Partner, the amount of such Partner's Capital Commitment, determined at any date and subject to Section 4.1(b), eligible to be drawn by the Partnership as a Capital Contribution.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECTION 17 TRANSACTIONS" shall have the meaning set forth in Section 2.5(d).

         "SECURITIES" shall mean shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities and interests of whatever kind of any Person, whether readily marketable or not.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SHARING PERCENTAGE" shall mean with respect to any Partner and any Bridge Financing, Temporary Investment or Portfolio Investment, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the Capital Contributions of such Partner used to fund the cost of such financing or investment and the denominator of which is the aggregate amount of the Capital Contributions of all of the Partners used to fund the cost of such financing or investment.

         "SPECIAL INVESTMENT VEHICLE" shall have the meaning set forth in
Section 4.2.

         "STATEMENT" shall have the meaning set forth in Section 1.4.

         "SUBSCRIPTION AGREEMENTS" shall mean the several Subscription Agreements entered into by the respective Limited Partners in connection with their purchase of limited partner interests in the Partnership.

         "TEMPORARY INVESTMENTS" shall mean investments in (A) cash equivalents,
(B) marketable direct obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (C) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or their successors, (D) money market mutual funds managed by Putnam Investments LLC or a subsidiary thereof, (E) interest-bearing accounts and/or certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having at the date of acquisition by the Partnership undivided capital and surplus of not less than $100,000,000, (F) overnight repurchase agreements with primary Fed dealers collateralized by direct United States Government obligations or (G) pooled investment vehicles or accounts which invest only in Securities or instruments of the type described in (a) through (d). If there exists any uncertainty as to whether any investment by the Partnership constitutes a Temporary Investment or Portfolio Investment, such investment shall be deemed a Temporary Investment unless the General Partner determines in its sole discretion that such investment is a Portfolio Investment.

         "TERM" shall have the meaning set forth in Section 1.4.

         "TRANSFER" shall mean a direct or indirect transfer in any form, including a sale, assignment, conveyance, pledge, mortgage, encumbrance, securitization, hypothecation or other disposition or purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest) in the Partnership, or the act of so doing, as the context requires.

         "TREASURY REGULATIONS" shall mean the Regulations of the Treasury Department of the United States issued pursuant to the Code.

         "VALUE" shall have the meaning set forth in Section 9.5.

                                   SECTION 15

                                   AMENDMENTS

         This Agreement may be modified, amended or restated at any time and from time to time with the written consent of (A) the General Partner and (B) a Majority in Interest of Limited Partners, PROVIDED that, without the consent of any of the Partners, the General Partner may (i) amend this Agreement or take any other action as permitted or contemplated by the Powers of Attorney, (ii) reflect on the records of the Partnership changes validly made, pursuant to the terms of this Agreement, in the amount of (and the obligation to fund the full amount of) the Capital Commitment of any Partner or in the membership of the Partnership, (iii) enter into agreements with any Permitted Transferee acquiring an interest in the Partnership, (iv) amend this Agreement as may be required to implement (A) Transfers of interests of Limited Partners, (B) the admission of any Additional Limited Partner, (C) any admission of Limited Partners or changes in Capital Commitments contemplated by Section 11.2, (D) any changes due to a Defaulting Partner, (E) the conversion, Transfer or merger of all or any part of its interest as general partner of the Partnership as contemplated by Section
11.5 or (F) a reorganization of the Partnership as contemplated by Section 13.6; and (V) may amend this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the SEC, the United States Internal Revenue Service or any other U.S. federal or state agency, or in any federal or state statute, compliance with which the General Partner deems to be in the best interests of the Partnership, (B) to change the name of the Partnership and (C) to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein, so long as such amendment under clause (C) of this clause (v) does not adversely affect the interests of the Limited Partners hereunder, and PROVIDED FURTHER that no amendment of this Agreement (X) shall increase or extend any financial obligation or liability of a Limited Partner beyond that set forth herein or permitted hereby without such adversely affected Limited Partner's consent, or
(Y) materially and adversely affect the rights of a Limited Partner in a manner that discriminates against such Limited Partner vis-a-vis the other Limited Partners without the written consent of such Limited Partner. Any modifications or amendments duly adopted in accordance with the terms of this Agreement may be executed in accordance with the Powers of Attorney.

                                   SECTION 16

                            MISCELLANEOUS PROVISIONS

         16.1 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be transmitted by (A) registered or certified mail, return receipt requested, postage prepaid, (B) hand delivery service prepaid, (C) next day or overnight mail or delivery, in each case postage or service prepaid, (d) email or (E) telecopy or facsimile, addressed as follows:

                  (a) if to the General Partner or to the Partnership, to it at:

                           c/o MMC Capital, Inc.
                           20 Horseneck Lane
                           Greenwich, Connecticut  06830
                           Attention:  Joseph Mancuso

                           Telephone No.:  (203) 862-3142
                           Telecopier No.:  (203) 862-3143
                           Email:  JMancuso@MMCCapital.com

                  (b) if to a Limited Partner, to such Limited Partner at any of the home, office or email address of such Limited Partner.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (V) if by email, on the day immediately following the day upon which such email was transmitted, (W) if by personal delivery, on the day after such delivery, (X) if by certified or registered mail, on the fifth business day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, one day after the mailing thereof, or (Z) if by facsimile, on the day immediately following the day on which such facsimile was sent, PROVIDED that a copy is also sent by certified or registered mail.

         16.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

         16.3 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         16.4 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall inure to the benefit of and be binding upon the parties and to their respective heirs, executors, administrators, successors and permitted assigns.

         16.5 SEVERABILITY. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by applicable law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement. Any default hereunder by a Limited Partner shall not excuse a default by any other Limited Partner.

         16.6 NON-WAIVER. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

         16.7 APPLICABLE LAW (SUBMISSION TO JURISDICTION). EXCEPT AS PROVIDED IN THE DEFINITION OF "GROSS NEGLIGENCE", THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE CAYMAN ISLANDS. The General Partner hereby submits to the nonexclusive jurisdiction of the courts of the Cayman Islands and to the courts of the jurisdiction in which the principal office of the Partnership is located (and, if the principal office is located in the United States, of the federal district court having jurisdiction over the location of the principal office) for the resolution of all matters pertaining to the enforcement and interpretation of this Agreement.

         16.8 CONFIDENTIALITY. Each Limited Partner agrees that it shall not disclose without the prior consent of the General Partner (other than to such Limited Partner's employees, auditors or counsel, PROVIDED that such Limited Partner obtain the agreement of such Person to be bound by the obligations of this Section 16.8) any information with respect to the Partnership or any Portfolio Company that is designated by the General Partner to such Limited Partner in writing as confidential, PROVIDED that a Limited Partner may disclose any such information (A) as has become generally available to the public, (B) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having jurisdiction over such Limited Partner, or to the National Association of Insurance Commissioners or similar organizations and their successors, (C) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or other governmental request applicable to such Limited Partner, (E) to its professional advisors and (f) that constitutes United States federal income tax treatment or tax structure of the Partnership (including transactions undertaken by the Partnership) and all materials of any kind (including opinions or other tax analyses) that are provided to such Limited Partner relating to such tax treatment and tax structure, PROVIDED that, prior to the final Closing of the Partnership, Limited Partners may not disclose the name of (or any other similar identifying information, including the names of any employees, affiliates or investments regarding) the Partnership, the General Partner or the Portfolio Investments (other than their status for United States federal income tax purposes), except to their tax advisors or to a regulatory authority as required by law. Notwithstanding anything in this Agreement to the contrary, the General Partner shall have the right to keep confidential from Limited Partners for such a period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or that the Partnership is required by law or by agreement with a third Person to keep confidential.

         16.9 SURVIVAL OF CERTAIN PROVISIONS. The obligations of each Partner pursuant to Section 6.10(d) and Section 10 shall survive the termination or expiration of this Agreement and the dissolution, winding-up and termination of the Partnership.

         16.10 WAIVER OF PARTITION. Except as may otherwise be provided by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         16.11 CURRENCY. The term "dollar" and the symbol"$", wherever used in this Agreement, shall mean the United States dollar.

         16.12 ENTIRE AGREEMENT. This Agreement (including, without limitation, all schedules hereto) and the Subscription Agreements constitute the entire agreement among the Partners, among the Partners and the Initial Limited Partner and between the Partnership and the Manager with respect to the subject matter hereof and thereof, and supersede any prior agreement or understanding among or between them with respect to such subject matter.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Partnership Agreement of the Trident III ESC, L.P. on the day and year first above written.

                                            GENERAL PARTNER:
                                            ---------------

                                            MMC GP III, INC.


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                            LIMITED PARTNERS:
                                            ----------------

                                            Each of the Limited Partners listed
                                            on the register of Partnership
                                            interests maintained at the
                                            registered office of the
                                            Partnership, pursuant to the power
                                            of attorney and authorization
                                            granted by each such Limited Partner
                                            to the General Partner as
                                            attorney-in-fact and agent under the
                                            separate Powers of Attorney, dated
                                            various dates:

                                            By:  MMC GP III, INC.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:


                                            INITIAL LIMITED PARTNER:
                                            -----------------------


                                            MANAGER:

                                            For the purpose of accepting the
                                            appointment contained in Section 7
                                            only.

                                            MMC Capital, Inc.

                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title: